CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 21, 2025, relating to the financial statements and financial highlights of First Trust Income Opportunities ETF, First Trust Flexible Municipal High Income ETF, First Trust Low Duration Strategic Focus ETF, First Trust Active Factor Large Cap ETF, First Trust Active Factor Mid Cap ETF, First Trust Active Factor Small Cap ETF, First Trust Innovation Leaders ETF, First Trust Expanded Technology ETF, First Trust Multi-Strategy Alternative ETF, First Trust Multi-Manager Large Growth ETF, First Trust Skybridge Crypto Industry and Digital Economy ETF, and First Trust Multi-Manager Small Cap Opportunities ETF, and our reports dated October 23, 2025, relating to the financial statements and financial highlights of First Trust Smith Opportunistic Fixed Income ETF, First Trust Smith Unconstrained Bond ETF, and First Trust Securitized Plus ETF, each a series of First Trust Exchange-Traded Fund VIII, appearing in Form N-CSR of First Trust Exchange-Traded Fund VIII for the year ended August 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 29, 2025